SUBSIDIARIES OF THE REGISTRANT

LS CAPITAL CORPORATION

     PAPONE'S ACQUISITION CORPORATION

          PAPONE'S PALACE LLC (75.5% SUBSIDIARY)

     COTTON EXCHANGE CASINO, INC.

     LSCC OF NEVADA, INC.

     LONE STAR PINE HILLS, INC.

     CLUTCH GAMES, INC.

     GRIFFIN GOLD GROUP, INC. (APPROX 50% OWNED)

     DESERT MINERALS, INC. (APPROX. 50% OWNED)

          DMI LAND, INC.

     SHOSHONE MINING CO. (APPROX. 50% OOWNED)

     SAM HOUSTON GOLD, INC.

          LANCASTER SAND & GRAVEL, INC.

     ESCOPETA MINERALS, INC. (APPROX. 50% OOWNED)

     MOHAVE MINERALS, INC. (APPROX. 50% OWNED)

     SWM VENTURES, INC. (APPROX. 50% OWNED)